Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2021 Financial Results
First Quarter 2021 Overview
•Consulting Fee Revenue (“CFR”) of $72.4 million compared to $77.2 million in the prior year period
•Net loss was $2.7 million, or $0.05 per diluted share, compared to net loss of $6.6 million, or $0.12 per diluted share in the prior year period
•Adjusted EBITDA (a non-GAAP measure) was $0.7 million, compared to Adjusted EBITDA of $3.2 million in the prior year period
•New contract awards totaled $91.5 million, resulting in a book-to-burn ratio of 126%
•Backlog increased $14.6 million from December 31, 2020 to $681.3 million at March 31, 2021
•Reiterates guidance for 2021

PHILADELPHIA, PA - May 10, 2021 - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today its financial results for the first quarter ended March 31, 2021 (“Q1 2021”).

“Although CFR in Q1 2021 reflected lingering headwinds from COVID-induced delayed project starts, we reported a strong new bookings quarter and our backlog increased from December 31, 2020," said Hill Chief Executive Officer Raouf Ghali. "Our new project awards covered multiple geographies and end markets, including infrastructure and facilities management. Procurement activity has begun to accelerate, especially in the United States. As a result, we believe that our CFR will increase as the year progresses allowing us to enhance profitability and strengthen our financial position. I remain exceptionally proud of the agility that Hill's associates have demonstrated over the past year to address the challenges associated with the pandemic. Our optimism for 2021 and beyond has not wavered. As a pure-play worldwide leader in project management services and construction consulting, we believe that we are well-positioned to capture a growing slate of global infrastructure project and program opportunities, while delivering value to our stakeholders."

"Normal seasonality and the timing of cash collections drove the cash decline during Q1 2021, which we consider a transitory event," said Todd Weintraub, Hill's Chief Financial Officer. "Additionally, the continuing effect of COVID-19 delayed the execution of documentation required for certain clients to remit payments totaling approximately $10 million. The majority of this has been subsequently collected with the remainder expected to be collected during the quarter ending June 30, 2021. Based on collection already seen in the second quarter we expect that our cash position at June 30, 2021 and the remainder of the year will show material improvement from March 31, 2021, the same trend which occurred during 2020. We are forecasting year-end unrestricted cash will exceed the $34.2 million in unrestricted cash we reported at December 31, 2020, and we expect to be cash flow positive for the year."

Q1 2021 Financial Results Overview

Hill's consulting fee revenue ("CFR") was $72.4 million in Q1 2021, as compared to $77.2 million in the first quarter of 2020 ("Q1 2020"), primarily due to delayed projects starts and certain project suspensions due to the COVID-19 pandemic. The Company expects CFR to increase from this level each quarter during the remainder of 2021 as Hill returns to full staffing on certain existing projects and mobilizes staffing on newly awarded projects.

Selling, general, and administrative ("SG&A") expenses in Q1 2021 were $27.7 million, or 38.2% of CFR, compared to $28.1 million, or 36.4% of CFR, in Q1 2020. This decline was primarily attributable to lower depreciation expense, as well as declines in certain corporate expenses due to COVID-19 stay at home orders, partially offset by higher labor, legal and insurance costs, as well as the timing of certain other expenses. The labor increases were primarily due to higher than normal severance costs which are not expected to recur. The higher legal costs were due primarily to the settlement and return of previously incurred legal expenses in 2020 which did not recur in 2021.

Operating loss for Q1 2021 narrowed to $0.2 million from an operating loss of $3.9 million in Q1 2020, driven primarily by lower SG&A expenses and favorable foreign currency impacts when compared to Q1 2020. Adjusted operating income, a non-GAAP measure (see definition and reconciliation in the table below) was $0.2 million in Q1 2021, compared to $2.2 million in Q1 2020.

Net loss attributable to Hill in Q1 2021 was $2.7 million, or $0.05 per diluted share, compared to net loss attributable to Hill of $6.6 million, or $0.12 per diluted share, in Q1 2020. Adjusted net loss, a non-GAAP measure (see definition and reconciliation in the table below), was $2.4 million in Q1 2021, compared to adjusted net loss of $0.5 million in Q1 2020.

Adjusted EBITDA, a non-GAAP measure (see definition and reconciliation in the table below) was $0.7 million in Q1 2021, compared to adjusted EBITDA of $3.2 million in Q1 2020. This decline was due primarily to lower CFR driven by the COVID-19 crisis and higher SG&A, excluding depreciation expense, in 2021, as discussed above.

Financial Condition and Backlog

Net cash used in operating activities in Q1 2021 was $16.7 million compared to net cash used in operating activities of $10.9 million in Q1 2020. Free cash flow, a non-GAAP measure (see definition below) for Q1 2021 was $(17.5) million, which represents net cash used in operating activities, less $0.8 million in purchases of property and equipment during the quarter. Free cash flow during Q1 2020 was $(11.8) million, which represents net cash used in operating activities, less $0.8 million in property and equipment purchased during the quarter.

Unrestricted cash at March 31, 2021 was $18.9 million compared to unrestricted cash of $34.2 million at December 31, 2020, due primarily to seasonality and the timing of certain collections. The Company had approximately $8.4 million in available and undrawn credit facilities at March 31, 2021, compared to $11.7 million at December 31, 2020. The Company's total liquidity was $27.3 million at March 31, 2021, compared to $45.9 million at December 31, 2020.

Backlog (which is a non-GAAP measure; see definition below) improved to $681.3 million at March 31, 2021 from $666.7 million at December 31, 2020, primarily due to contract extensions in Africa and the Americas.

2021 Financial Guidance

Hill is reiterating its guidance for 2021.

CFR for 2021 is expected to range between $320 - $330 million, representing an increase of between 8% - 11% from 2020. This increase is expected to consist of both new awards and extensions of existing contracts.

SG&A for 2021 is expected to increase from $109.2 million incurred in 2020. The outlook for SG&A reflects an anticipated rebound in activity as the effects of the COVID-19 pandemic subside and the Company's activity increases. The Company will continue to manage SG&A and its association with CFR relative to the evolving effects of COVID-19.

Adjusted EBITDA (a non-GAAP measure) for 2021 is expected to range between $20 and $22 million, up from Adjusted EBITDA of $19.0 million for 2020 and representing growth of 5% - 16%.

Non-GAAP Measures

The following measures below are not measures of financial performance under U.S. generally accepted accounting principles ("GAAP") and should be considered in addition to and not as a substitute for, or superior to, the related measure of performance prepared in accordance with GAAP.

Backlog

Backlog represents the Company's estimate of the amount of uncompleted projects under contract and awards in-hand that are expected to be recognized as CFR in future periods as a component of total revenue. Hill's backlog is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur. It is an important indicator of future performance and is used by the Company in planning Hill's operational needs. Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog.

Adjusted Operating Profit (Loss)

Adjusted operating profit (loss) is operating profit (loss), adjusted to exclude non-recurring items and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted operating profit (loss) is useful to investors and other external users of Hill's financial statements as a measure of a company's core ongoing operations, without regard to generally non-recurring items and non-cash activity.

Adjusted Net Income (Loss) Attributable to Hill

Adjusted net income (loss) attributable to Hill is net income (loss) attributable to Hill, adjusted to exclude non-recurring and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted net income (loss) attributable to Hill is useful to investors and other external users of Hill's financial statements as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Adjusted EBITDA is EBITDA, adjusted to exclude the impact of certain items, including non-recurring, one-time costs (as presented in the table below) and non-cash items such as unrealized foreign currency exchange losses (benefit) and share-based compensation expense. The Company believes that adjusted EBITDA helps its investors and other external users of Hill’s financial statements understanding of a company’s operating performance, without regard to non-recurring and other non-cash activity.

The Company does not provide a reconciliation of its 2021 financial guidance for such non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-recurring, one-time costs and other charges reflected in its reconciliation of historic numbers.

Free Cash Flow

Free cash flow, a non-GAAP measure, includes net cash provided by (used in) continuing operations, less purchases of property and equipment. Free cash flow is a useful indicator that provides additional perspective on Hill's ability to generate cash that is available to the Company for taxes and other corporate purposes. Investors should recognize that free cash flow might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call

Management will host a conference call on Tuesday, May 11, 2021 at 9:00 am ET to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-9753 (Domestic) or
• (201) 493-6739 (International)

The call will also be accessible on the “Investor Relations” section of Hill’s website at www.hillintl.com. Click on “Financial Information” and then “Conferences and Calls”.

About Hill International

Hill International, with more than 2,700 professionals in 69 offices worldwide, provides program management, project management, construction management, facilities management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as one of the largest construction management firms in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com
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HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Cash and cash equivalents	$18,935	$34,229
Cash - restricted	4,460	3,752
Accounts receivable, net	106,786	98,186
Current portion of retainage receivable	12,189	11,775
Accounts receivable - affiliates	25,888	23,285
Prepaid expenses and other current assets	11,343	9,378
Income tax receivable	644	2,298
Total current assets	180,245	182,903
Property and equipment, net	9,593	9,443
Cash - restricted, net of current portion	3,321	3,432
Operating lease right-of-use assets	19,575	13,116
Financing lease right-of-use assets	354	288
Retainage receivable	5,835	6,044
Acquired intangibles, net	2,793	2,253
Goodwill	45,178	46,397
Investments	3,352	2,805
Deferred income tax assets	3,612	3,698
Other assets	2,358	1,620
Total assets	$276,216	$271,999
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$2,165	$987
Accounts payable and accrued expenses	63,350	67,797
Income taxes payable	2,253	2,219
Current portion of deferred revenue	3,436	3,305
Current portion of operating lease liabilities	5,111	4,797
Current portion of financing lease liabilities	101	70
Other current liabilities	7,723	5,796
Total current liabilities	84,139	84,971
Notes payable and long-term debt, net of current maturities	50,348	48,294
Retainage payable	69	600
Deferred income taxes	1,309	1,210
Deferred revenue	8,194	7,488
Non-current operating lease liabilities	19,542	13,184
Non-current financing lease liabilities	258	186
Other liabilities	6,794	6,778
Total liabilities	170,653	162,711
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 63,204 shares and 62,920 shares issued at March 31, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	215,502	215,010
Accumulated deficit	(82,233)	(79,542)
Accumulated other comprehensive income	840	1,318
Less treasury stock of 6,807 at March 31, 2021 and December 31, 2020	(29,056)	(29,056)
Hill International, Inc. share of equity	105,059	107,736
Noncontrolling interests	504	1,552
Total equity	105,563	109,288
Total liabilities and stockholders’ equity	$276,216	$271,999

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Consulting fee revenue	$72,409	$77,150
Reimbursable expenses	14,677	16,158
Total revenue	$87,086	$93,308
Direct expenses	59,855	65,048
Gross profit	27,231	28,260
Selling, general and administrative expenses	27,686	28,098
Foreign currency exchange loss	287	4,051
Plus: Share of profit of equity method affiliates	588	24
Operating loss	$(154)	$(3,865)
Less: Interest and related financing fees, net	1,347	1,299
Plus: Other income, net	2	345
Loss before income taxes	$(1,499)	$(4,819)
Income tax expense	1,076	1,603
Net loss	$(2,575)	$(6,422)
Less: net earnings - noncontrolling interests	116	159
Net loss attributable to Hill International, Inc.	$(2,691)	$(6,581)

Basic loss per common share - Hill International, Inc.	$(0.05)	$(0.12)
Basic weighted average common shares outstanding	56,978	56,543

Diluted loss per common share - Hill International, Inc.	$(0.05)	$(0.12)
Diluted weighted average common shares outstanding	56,978	56,543

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	(2,575)	(6,422)
Adjustments to reconcile net loss to net cash used in:
Depreciation and amortization	694	2,424
Recovery of bad debts	(231)	(479)
Amortization of deferred loan fees	220	175
Deferred tax expense	170	490
Share-based compensation	449	399
Operating lease right-of-use assets	1,319	1,575
Foreign currency remeasurement losses	287	4,376
Changes in operating assets and liabilities:
Accounts receivable	(9,835)	(4,203)
Accounts receivable - affiliate	(2,602)	(6,143)
Prepaid expenses and other current assets	(1,772)	(2,608)
Income taxes receivable	1,651	(45)
Retainage receivable	203	(755)
Other assets	(2,346)	1,231
Accounts payable and accrued expenses	(3,919)	1,964
Income taxes payable	46	431
Deferred revenue	1,195	(2,994)
Operating lease liabilities	(1,063)	(1,323)
Other current liabilities	1,914	696
Retainage payable	(530)	29
Other liabilities	(1)	250
Net cash used in operating activities	(16,726)	(10,932)
Cash flows from investing activities:
Purchase of property and equipment	(812)	(833)
Net cash used in investing activities	(812)	(833)
Cash flows from financing activities:
Repayment of term loans	(257)	(217)
Proceeds from revolving loans	5,405	18,792
Repayment of revolving loans	(1,777)	(7,836)
Proceeds from stock issued under employee stock purchase plan	11	50
Net cash provided by financing activities	3,382	10,789
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(541)	(513)
Net decrease in cash, cash equivalents and restricted cash	(14,697)	(1,489)
Cash, cash equivalents and restricted cash — beginning of period	41,413	24,982
Cash, cash equivalents and restricted cash — end of period	$26,716	$23,493

	Three Months Ended March 31,
Supplemental disclosures of cash flow information:	2021	2020
Interest and related financing fees paid	$1,140	$1,150
Income taxes paid	133	87
Transfer of proceeds from shares pledged as collateral to treasury stock	—	825
Cash paid for amounts included in the measurement of lease liabilities	1,535	1,910
Right-of-use assets obtained in exchange for operating lease liabilities	7,906	—
Right-of-use assets obtained in exchange for finance lease liabilities	125	—

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(In thousands)

The following table includes a reconciliation of these non-GAAP measures to its most directly comparable GAAP measure:

	Three Months Ended March 31,
	2021	2020

Operating loss	$(154)	$(3,865)
Adjustments to operating loss
Share-based compensation	449	399
Unrealized foreign currency exchange (benefit) loss	(134)	4,103
Write-off of leasehold improvement (1)	—	1,582
Adjusted operating profit	$161	$2,219

Net loss	(2,575)	(6,422)
Less: net earnings - noncontrolling interests	116	159
Net loss attributable to Hill International, Inc.	$(2,691)	$(6,581)
Adjustments to net (loss) earnings attributable to Hill International, Inc.
Less: Interest and related financing fees, net	1,347	1,299
Income tax expense	1,076	1,603
Depreciation and amortization expense (1)	694	2,424
EBITDA	426	(1,255)
Adjustments to EBITDA:
Share-based compensation	449	399
Unrealized foreign currency exchange (benefit) loss	(134)	4,103
Adjusted EBITDA	$741	$3,247

Net loss attributable to Hill International, Inc.	$(2,691)	$(6,581)
Adjustments to net (loss) earnings attributable to Hill International, Inc.
Share-based compensation	449	399
Unrealized foreign currency exchange (benefit) loss	(134)	4,103
Write-off of leasehold improvement (1)	—	1,582
Adjusted net income	$(2,376)	$(497)

(1) The write-off of leasehold improvements that was incurred during the quarter ended March 31, 2020 as a result of the sublease of the Company's corporate headquarters as part of its cost reduction initiatives was included in depreciation and amortization expense and is reflected in SG&A in the Company's consolidated statements of operations.

(HIL-G)